May 22, 1997 (3:43pm)

                              PHYSICIAN-SHAREHOLDER

                              EMPLOYMENT AGREEMENT

     AGREEMENT entered into May 22, 1997 by and between Reproductive Endocrine & Fertility Consultants, P.A., a Kansas professional association, doing business as Reproductive Science Associates, having its principal place of business at Two Brushcreek Blvd., Suite 500, Kansas City, Missouri 64111 ("PA") and Elwyn M. Grimes, M.D., residing at 121 West 48th Street, Suite 104, Kansas City, Missouri 64112 ("Physician").

                                R E C I T A L S:

     PA specializes in the practice of gynecology and the treatment of infertility, including the utilization of in vitro fertilization and assisted reproductive technology services, including but not limited to the treatment of human infertility, gamete intra-fallopian tube transfer and zygote intra-fallopian transfers and related andrology services (all of the foregoing are referred to collectively herein as "Infertility Services").

     Physician is the sole owner of PA and is duly licensed to practice medicine in the State of Missouri, specializes in the provision of Infertility Services and has experience in infertility treatment including surgical skills required in the course of providing Infertility Services.

     PA has entered into an agreement with IntegraMed America, Inc. ("INMD"), pursuant to which INMD will provide certain management and administrative services as are more fully described in the agreement between PA and INMD dated November 1, 1995 ("INMD-PA Agreement").

     In order to further facilitate the provision of Infertility Services, Physician is willing to devote Physician's full-time medical practice and professional time to PA. PA desires to employ Physician and Physician desires to accept such employment, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration set forth herein, the parties agree as follows:


     1. ENGAGEMENT. PA hereby employs Physician and Physician hereby accepts such employment to devote all of Physician's professional time, effort and ability to the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time


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     2. DUTIES.

     (a) Physician shall serve as Medical Director of PA and in such capacity provide patient care and clinical backup as required to ensure the proper provision of services to patients of PA at PA's office at the address set forth in Schedule A (the "Offices"), and/or such other location as shall be mutually agreed to by PA and Physician. Physician agrees to perform such services as are required to fulfill the PA's obligations under the INMD-PA Agreement. Physician agrees to devote substantially all of Physician's professional time, effort and ability to PA's practice development and the provision of Infertility Services under the terms and conditions contained herein and as the parties may agree from time to time. In connection therewith, Physician's duties shall include, but not be limited to, the following:

          (i)  Provision  of  patient   counseling  and  medical   examinations,
performance of egg retrievals, embryo transfers, surgeries, including, but not limited to, microsurgeries and laparoscopies, and patient follow-up;

          (ii) Reviewing and evaluating clinical data on a routine basis and making specific recommendations for improving implantation rates and treatment outcomes;

          (iii) Maintenance of a thorough understanding of and proficiency in the application of the most current technologies (including both surgical and non-surgical techniques) relevant to Infertility Services and related medical high technology infertility procedures ("ART Technology"); and

          (iv) Development and implementation of educational outreach programs designed to facilitate the development of relationships with physicians in the obstetric/gynecology community and the dissemination of information pertaining to the availability of Infertility Services.

     (b) Except as permitted by Section 3(b) hereof, Physician shall not, during the term of this Agreement, otherwise engage in the practice of medicine outside of PA without the express written consent of PA and INMD.

     3. COMPENSATION AND BENEFITS.

     (a) In consideration of the Infertility Services to be provided and duties assumed by Physician hereunder, Physician shall be compensated as provided on Schedule B attached hereto and made a part hereof.

     (b) All remuneration received by Physician in payment for any outside professional medical activities, but not including any income derived from testimony for litigation-related proceedings, lectures, passive investments, fundraising, or writing where Physician does not render professional medical services, shall be accounted for and be the sole property of PA. Physician's engagement in outside professional medical activities shall require the express written consent of PA and shall not interfere in any way with the fulfillment of Physician's duties hereunder or diminish the quality of the Infertility Services rendered.


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

     (c) Physician shall receive the benefits provided for on Schedule B.

     4. BILLING. All fees for Infertility Services rendered by Physician on behalf of PA hereunder shall be billed and collected by PA; provided, however, that pursuant to the terms of the INMD-PA Agreement, INMD shall carry out billing and collection functions on behalf of PA. In consideration for the payment to Physician of the compensation described herein, all receivables and collections attributable to Infertility Services provided by Physician to PA patients shall become the property of PA, and Physician agrees immediately to turn over to PA any such fees received by Physician during the term hereof. Physician hereby authorizes PA, and/or INMD on PA's behalf, to bill for Infertility Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit PA, or INMD as its designee, to carry out all billing and collection functions. Physician agrees that Physician shall not submit bills for, seek remuneration for, or otherwise collect fees for Infertility Services provided hereunder. Physician shall look solely to PA for compensation for the professional medical services provided hereunder.

     5. MEDICAL STAFF PRIVILEGES. Physician hereby acknowledges that in order to provide Infertility Services to PA as herein required, Physician must at all times during the term of this Agreement be a member in good standing and have admitting privileges at at least one hospital accredited by the JCAHO (the "Hospital") within the geographic area of PA's office ("Privileges"). PA shall use reasonable efforts to assist Physician in maintaining such Privileges. The failure of the Physician to maintain Privileges shall be deemed a cause for termination of this Agreement. Physician shall promptly notify both the PA and INMD of any determination, ruling or decision which suspends, limits, terminates or in any manner impairs Physician's Privileges.

     6. INMD-PA AGREEMENT. Physician acknowledges receipt of a copy of the INMD-PA Agreement and acknowledges that PA has substantial responsibilities, rights and obligations under said Agreement. Physician agrees to at all times act in such manner as to cause the PA to be in compliance with the INMD-PA Agreement, and Physician further agrees that to the extent applicable to PA and to the responsibilities of the Physician hereunder, he shall assist PA in carrying out its obligations under the INMD-PA Agreement.

     7. PROFESSIONAL LIABILITY INSURANCE. PA shall obtain and maintain on behalf of Physician, professional liability insurance through a carrier and with such limits as PA shall determine from time to time.

     8. COMPLIANCE WITH BYLAWS, RULES AND REGULATIONS AND POLICIES. Physician agrees at all times to comply with the bylaws, rules and regulations of the Hospital and of its medical staff and the reasonable policies, directives, bylaws, rules and regulations of PA. Physician acknowledges that PA shall have final authority over: (a) the acceptance or refusal to treat any patient; and
(b) the amount of the fee to be charged for all Infertility Services rendered by Physician to patients of PA, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Physician may refuse to treat any patient whom he reasonably believes should not be treated based upon reasonable medical or legal concerns.


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     9. MEDICAL RECORDS AND COOPERATION.

     (a) All medical records of patients to whom Physician provides Infertility or other medical Services on behalf of PA during the term hereof shall be the property of PA. A copy of any medical records of such patients will be made available to Physician upon request.

     (b) In the event of any claims, suits or governmental investigations, arising out of or relating to the provision of Infertility Services by PA or Physician in which PA, INMD and/or Physician shall be named or involved, whether pending during or after the term of this Agreement, the parties hereto agree to cooperate fully with each other in the defense of such suit, claim or investigation. Such cooperation shall include, by way of example but not limitation, meeting with defense counsel, the production of any documents in their possession for review, participation in discovery, response to subpoenas and the coordination of any individual defense with counsel for PA, Physician and/or INMD. The parties will soon as possible deliver to each other and INMD copies of summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon each other or their attorneys. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement, and nothing in this Section shall obligate the parties to pay any legal fees incurred by the other.

     10. TERM. The initial term of this Agreement shall begin on July 1, 1997 and shall terminate five (5) years thereafter unless earlier terminated pursuant to the provisions of Section 11. After the expiration of the initial term hereunder, this Agreement shall be extended automatically, for periods of five
(5) years each, on the same terms and conditions as herein specified, except that the provisions of Section 15(b) shall not apply to such extension.

     11. TERMINATION.

     (a) This Agreement may terminate upon the occurrence of any of the following:

          (i) Termination of the INMD-PA Agreement for any reason if such agreement terminates without a successor agreement, or upon the termination of any successor agreement which terminates without a successor agreement;

          (ii) Conviction of Physician of a felony or suspension, revocation or non- renewal of Physician's license to practice medicine;

          (iii) Upon the mutual agreement of the parties at any time;

          (iv) Upon the loss by Physician of Hospital Privileges, as described in Section 5;

          (v) By either party without cause upon giving the other party six (6) months' prior written notice; or


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

          (vi) By either party upon a material breach by the other party; provided that the non-breaching party first gives the breaching party written notice of the breach, and the breaching party fails to cure the breach within thirty (30) days after such notice; or

          (vii) Upon death or "permanent disability" (as such term is hereinafter defined) of Physician. In either such event, this Agreement shall terminate immediately; provided, however, Physician (or Physician's legal representative, as the case may be) will be entitled to receive any accrued but unpaid compensation earned by Physician hereunder through the date of such event. For purposes of this Agreement, the term "permanent disability" shall have the meaning set forth in the long-term disability insurance policy or policies then maintained by Physician or PA, or if no such policy shall then be in effect, or if more than one such policy shall then be in effect in which the term "permanent disability" shall be assigned different definitions, then the term "permanent disability" shall be defined for purposes hereof to mean any physical or mental disability or incapacity which renders Physician incapable of fully performing the services required in accordance with Physician's obligations hereunder for a period of 120 consecutive days or for shorter periods aggregating 120 days during any twelve-month period.

     (b) Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligation hereunder except for: (i) obligations occurring prior to the date of termination; and (ii) obligations, promises or covenants which are expressly made to extend beyond the term of this Agreement.

     12. REPRESENTATIONS AND COVENANTS.

     Physician makes the following representations and covenants, the validity of which shall be a material term of this Agreement:

     (a) Physician holds a license, in good standing, and will remain licensed to practice medicine in the State of Missouri;

     (b) Physician is authorized by the United States Drug Enforcement Agency to prescribe all pharmaceuticals required in connection with the provision of Infertility Services;

     (c) There are no professional disciplinary proceedings or malpractice actions threatened or pending against Physician, and Physician has notified and will promptly notify PA of any such professional disciplinary proceedings and the dispositions thereof;

     (d) Physician has notified and will promptly notify PA of all malpractice actions brought against him and the disposition of any such action; and

     (e) Physician shall at all times act in compliance with all applicable policies and procedures of PA as reasonably communicated to Physician, as well as all applicable federal, state, and local laws, rules and regulations.


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

     (f) Physician shall terminate Physician's position at Meharry Medical College in Nashville, Tennessee and will as a result be in the position to commence employment with PA on a full-time basis, effective July 1, 1997.

     (g) As a material inducement for PA to enter into this Agreement with Physician, PA is relying upon Physician's commitment to remain in PA's employment for not less than five (5) years. In reliance upon such commitment, INMD is willing to reduce the amount of Advances, as defined in the INMD-PA Agreement, owed by PA to INMD, which Advances totaled $670,000 as of March 31, 1997, by $12,500 per quarter for each quarter Physician remains employed by PA, up to a total of $250,000.

     13. CONFIDENTIALITY OF INFORMATION.

     (a) Physician agrees to keep confidential and not to use or disclose to others (except in connection with the fulfillment of Physician's duties hereunder any Infertility Services Information, as defined herein), during the term of this Agreement or during any extension or renewal thereof, and for a period of one (1) year thereafter, except as expressly consented to in writing by PA and INMD. For purposes of this Agreement, the term "Infertility Information" shall mean such technical, scientific, and business information provided to Physician by PA or INMD which is designated by PA or INMD to be confidential or proprietary. Infertility Information shall not include information which: (i) is or becomes known in the scientific community through no fault of Physician; (ii) is learned by Physician from a third party legally entitled to disclose such information; or (iii) was already known to Physician at the time of disclosure by the disclosing party. Physician further agrees that should his or her contractual relationship hereunder terminate, he or she will neither take nor retain, without prior written authorization from PA and INMD, any papers, patient lists, fee books, patient record files, or other documents or copies thereof or other Infertility Information of any kind belonging to PA or INMD, as the case may be.

     (b) Without limiting other possible remedies available to PA for the breach of this covenant, Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant. Physician further agrees that if any restriction contained in this section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions herein shall be enforced independently of each other. The parties further agree that INMD shall have an independent right to enforce this covenant in its own right.

     (c) It is further understood and agreed that in order to minimize any misunderstanding regarding what information is considered to be confidential or proprietary Infertility Information, the PA or INMD will designate the specific information which PA or INMD considers to be proprietary or confidential under this Agreement.

     14. LIMITS ON CONFIDENTIALITY AGREEMENT. Nothing in the foregoing Section 13 or elsewhere in this Agreement shall prevent Physician from using any reproductive endocrine or other concepts relating to Infertility Services which are also applicable to non-ART infertility treatment. Furthermore, the restrictions contained in Section 13 shall be of no further force


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

and effect, if this Agreement is terminated as a result of the termination of the INMD-PA Agreement.

     15. RESTRICTIVE COVENANTS, NON-COMPETITION AND OFFERS TO EMPLOYEES.

     (a) No Solicitation. In the event Physician sells his interest in PA and Physician is no longer an employee of PA, for 12 months following termination of this Agreement and Physician's interest in PA, Physician agrees not to solicit, directly or indirectly, the business of any person who is or was a patient or client of PA, or a payer of PA's services rendered to patients. For purposes of this Section, solicitation shall not include any general advertising in a newspaper of general circulation. This covenant is acknowledged by Physician to be based on the fact that the names and addresses of patients and referral sources and the contact persons, contract needs and rates for third-party payers and contracting organizations would not have been known by Physician except by reason of the knowledge thereof gained as an employee or shareholder of PA.

     (b) Covenant Not to Compete. In the event Physician sells his interest in PA and Physician is no longer an employee of PA, for 12 months following termination of this Agreement and Physician's interest in PA, Physician agrees not to compete with the business of PA with regards to providing Infertility Services as not permitted hereinafter, in accordance with the terms outlined below:

          (i) The term of the covenant not to compete (the "Non-Competition Period") shall be one (1) year after the termination of the Employment Agreement in the event such termination occurs during the initial term of this Agreement.

          (ii) The geographic scope of the covenant not to compete (the "Service Area") is twenty (20) miles from any offices maintained by PA for the rendition of professional or other medical services to patients during the last twelve months of Physician's employment by PA (the "Current Medical Offices").

          (iii) During the Non-Competition Period, Physician agrees that he shall not advertise or market Infertility Services, engage in the practice of medicine in which Physician provides Infertility Services, be employed by, be an agent of, act as a consultant for, allow his name to be used by, or have a proprietary interest in, any Medical Practice providing Infertility Services within twenty (20) miles of a Current Medical Office.

          (iv) For purposes of this Section, the following definitions shall apply:

               (A) The term "Medical Practice" shall include any form of organization in which Infertility Services are provided to patients of the Medical Practice or of other physicians, including but not limited to a sole proprietorship, a partnership, an association, a professional corporation, a business corporation, or a limited liability partnership or


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     corporation,  a laboratory,  an outpatient  clinic,  a practice  management company or medical services organization (or MSO). However, ownership of less than 5% of the outstanding securities of any class of a medical management or managed care organization traded on a national securities exchange or the NASDAQ National Market System will not be deemed to be engaging, solely by reason thereof, in the same business.

               (B) The term "Medical Office" includes any location at which the professional or technical component of Infertility Services are provided and any other location which a Medical Practice maintains for patient visits.

               (C) The term  "Infertility  Services"  shall have the meaning set forth in the Management Agreement, except that Physician shall not be prohibited from providing obstetrics and general gynecological services. In addition, Physician shall be permitted to provide non-IVF infertility services or pre-IVF services and agrees that any patients needing IVF/ART services would be referred to PA, subject to patient preference. Additionally, Physician will have privileges to perform IVF services at PA, subject to PA's approval.

          (v) Separability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of time within which the judgment may be appealed.

          (vi) Clarification of Scope of Non-Competition Covenant. This Agreement is not intended to prohibit the personal performance of medical care by Physician on behalf of PA, provided those services are for patients of PA, nor prohibit Physician from fulfilling his contract with PA, nor prohibit the Physician from holding any position on the medical staff of any acute care hospital or the teaching staff of any university.

          (vii) Acknowledgments.  PA, INMD and Physician each acknowledges that:
(i) the terms set forth in this Section are necessary for the reasonable and proper protection of the interests of PA and INMD; (ii) each and every covenant and restriction is reasonable with respect to such matter, length of time and geographical area; (iii) this Agreement, and this Section in particular, shall be enforceable notwithstanding any dispute as to the sums and timing of payments to Physician or other disputes under this Agreement or the Employment Agreement; and (iv) the PA has been induced to enter into this Agreement and the PA and INMD have been induced to enter the PA-INMD Agreement and their other respective agreements with Physician, in part, due to the representation by Physician that he will abide by and be bound by the aforesaid covenants and restraints.


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     16.  PUBLICATIONS.  Physician agrees that any and all abstracts,  articles, reviews, or other publications that Physician proposes to submit for publication within the scientific or medical community, or otherwise, which publication is the result of direct or indirect support from INMD, in the form of, including, but not limited to, materials, patients, personnel, data or Facility or PA resources, Physician will submit to INMD's Vice President and Chief Operating Officer and its Vice President, Medical Affairs, not less than 30 days prior to the proposed submission date, a copy of the proposed article or publication, for INMD's proprietary review, Physician further agrees that the appropriate statement, "support provided by INMD, Inc." or "Supported in part by IntegraMed America, Inc." will be set forth as a disclosure with respect to the publication.

     17. NOTICES. Any notice hereunder shall have been deemed given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery services, with all postage and delivery charges prepaid, to the addresses set forth below:

     If to Physician:

              Elwyn M. Grimes, M.D.
              121 West 48th Street, Suite 104
              Kansas City, Missouri 64112

     With a copy to:

              Merrill R. Talpers, Esq.
              Olsen & Talpers, P.C.
              1100 Main Street, Suite 1500
              Kansas City, MO 64105

     If to PA, at:

              Reproductive Endocrine & Fertility Consultants, P.A. Two Brushcreek Blvd., Suite 500
              Kansas City, Missouri 64111
              Attn.: Executive Director

     With a copy to:
              IntegraMed America, Inc.
              One Manhattanville Road
              Purchase, New York 10577-2100
              Attention: Peter Callan, Regional Vice President


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

     18. AMENDMENT. No modification, amendment, or addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

     19. ASSIGNMENT. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties.

     20. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding between the parties and no alteration or modification hereof shall be effective unless contained in a subsequent written instrument executed by both parties hereto.

     21. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Missouri. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Paragraph 15, shall be determined by binding arbitration in the State of Missouri, County of Jackson (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought in the Courts of the State of Missouri.

     22. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision or portion thereof shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

     23. WAIVER; CONSENT. No consent or waiver, express or implied, by either party hereto, or of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Physician and/or PA shallall not be construed to waive or limit the need for such consent in any other or subsequent instance.


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

     24. FURTHER ACTION. Each party hereto agrees that it will execute and deliver such further instruments and will take such further action as may be necessary to discharge, perform or carry out any of its respective obligations and agreements hereunder.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

Reproductive Endocrine & Fertility Consultants, P.A.



By:  /s/ Elwyn M. Grimes, M.D.
   ---------------------------------------
         Elwyn M. Grimes, M.D., President

Physician:

     /s/ Elwyn M. Grimes, M.D.
--------------------------------------------
         Elwyn M. Grimes, M.D.

                                   SCHEDULE A

                               Office Location(s)

          Two Brushcreek Blvd., Suite 500, Kansas City, Missouri 64111

                                   SCHEDULE B

                            COMPENSATION and BENEFITS

                                  COMPENSATION

     During the first year of this Agreement, Physician shall be entitled to an annual minimum guaranteed draw of $150,000, taken for the first 6 months in installments of $15,000 each and for the second 6 months in installments of $10,000 each. Thereafter, Physician shall likewise be entitled to an annual draw of $150,000, taken in 12 monthly installments, with no guarantee of an annual available amount.

     With regard to PA's portion of PDE, as defined in the INMD-PA Agreement, the following allocation formula with respect to PA's PDE shall become effective after direct physician costs (Physician draw and retirement benefit, and physician-employee salary which are collectively referred to as "Physician Direct Costs") are satisfied: 55% of PA's PDE in excess of Physician Direct Costs shall be retained by INMD to reduce the Advances debt and 45% shall be remitted to PA for Physician("Physician's Adjusted PDE").

     PA will reconcile the draw with actual financial results on a quarterly basis. Within thirty (30) days from the close of each quarter, PA will calculate the actual amount due Physician based on the quarter in question. Physician will be entitled to PA's Adjusted PDE within 10 days after the quarterly calculation. The final reconciliation will be performed on an annual basis and shall be done by PA no later than ninety (90) days of the close after the year. Physician will be entitled, upon completion of the final reconciliation, to Physician's Adjusted PDE within 10 days after the calculations determining actual PDE for the year. Should the quarterly or annual reconciliation indicate that Physician was over-paid through the draw process, the amount overpaid shall be recovered over the subsequent quarter in three equal deductions. Notwithstanding the reconciliation provided for in this paragraph, during the first year of this Agreement, Physician shall not receive less than a $150,000 draw from PA.

     Physician shall be entitled to reimbursement for business-related expenses in the performance hereunder.

                                    BENEFITS

     Physician shall receive the following benefits which are considered part of Cost of Services:

================================================================================
CATEGORY                                            BENEFIT
================================================================================
Health Insurance                       Family Coverage; 80% paid by PA
--------------------------------------------------------------------------------
Dental Insurance                       Fully Funded for Physician
--------------------------------------------------------------------------------

Life Insurance                         Two times base annual salary; total
                                       insurance not to exceed $350,000; subject
                                       to Physician's insurability.
--------------------------------------------------------------------------------

================================================================================
CATEGORY                                            BENEFIT
================================================================================
Disability                             Insurance 60% of base compensation after
                                       90 days; paid to age 65; plus maintenace
                                       of Physician's personal supplemental
                                       disability coverage currently in effect.
--------------------------------------------------------------------------------
Continuing                             Medical Education Participation in
                                       professional meetings and medical
                                       education programs, with expenses not to
                                       exceed $7,000 annually.
--------------------------------------------------------------------------------
Malpractice Insurance                  $1,000,000/$3,000,000 coverage
--------------------------------------------------------------------------------
Vacation                               As agreed between PA and Physician
--------------------------------------------------------------------------------
Sick time                              As needed
--------------------------------------------------------------------------------
Social Security and Employment taxes   As required by law
--------------------------------------------------------------------------------
Retirement Benefit                     $10,000 annually to a Retirement Plan
                                       specified by Physician.
--------------------------------------------------------------------------------
Relocation Assistance                  Reimbursement for properly documented
                                       relocation expenses not to exceed $10,000
                                       provided request is made within 12 months
                                       of date of this Agreement.
================================================================================


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